As filed, via EDGAR, with the Securities and Exchange Commission on February 29, 2000.

                                                              File No.: 33-84842
                                                              ICA No.: 811-8798

                           SCHEDULE 14A (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

    Filed by the  registrant  [X]
    Filed by a party other than the  registrant [ ]

    Check the  appropriate  box:
    [X] Preliminary proxy statement       [ ] Confidential, for Use of the
    [ ] Definitive proxy statement            Commission Only
    [ ] Definitive additional materials       (as permitted by Rule 14a-6(e)(2))
    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             THE BEAR STEARNS FUNDS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     |X|  No fee required.
     [ ]  Fee computed on table below per Exchange  Act Rules  14a-6(i)(1)  and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, schedule or registration statement no.:

     (3)  Filing party:

     (4)  Date filed:


                                    APPENDIX

                  Investment Advisory Agreements.  Bear Stearns Asset Management Inc. ("BSAM") provides investment advisory services to each Portfolio pursuant to current Investment Advisory Agreements with the Fund (each a "Current Advisory
Agreement") dated as shown in the following table:
------------------------------------------------------------------------------------------------------------
  Portfolios                  Current Advisory Agreement    Date(s) Last Submitted to    Purpose of
                              Date(s)                       Shareholders for Approval    Submission to
                                                                                         Shareholders
------------------------------------------------------------------------------------------------------------
  Income, Large Cap,          February 22, 1995, as         February 22, 1995            Initial Approval
  Small Cap Portfolios        revised May 4, 1995
------------------------------------------------------------------------------------------------------------
  Money Market Portfolio      June 2, 1997                  July 14, 1997                Initial Approval
------------------------------------------------------------------------------------------------------------
  S&P STARS Portfolio         June 25, 1997                 June 18, 1997                Initial Approval
------------------------------------------------------------------------------------------------------------
  Balanced, High Yield,       September 8, 1997             December 19, 1997            Initial Approval
  International Equity
  Portfolios
------------------------------------------------------------------------------------------------------------
  Focus List Portfolio        December 29, 1997             December 29, 1997            Initial Approval
------------------------------------------------------------------------------------------------------------
  Insiders Select Fund        January 20, 1998              January 20, 1998             New Benchmark
------------------------------------------------------------------------------------------------------------
  EMD Portfolio               July 29, 1999                 April 29, 1999               Initial Approval
------------------------------------------------------------------------------------------------------------

                  As to each Portfolio, the Current Advisory Agreement is subject to annual approval by (i) the Board or (ii) the vote of a majority (as defined in the 1940 Act) of the Portfolio's outstanding voting securities, provided that in either event the continuance also is approved by a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Fund or BSAM, by vote cast in person at a meeting called for the purpose of voting on such approval. The Trustees, including a majority of the Trustees who are not "interested persons" of any party to the Agreements, last approved the Current Advisory Agreements at a meeting held on February 7, 2000. Each Current Advisory Agreement is terminable, as to a Portfolio, without penalty, on 60 days' notice, by the Board or by vote of the holders of a majority of the Portfolio's shares, or, on not less than 90 days' notice, by BSAM. As to the relevant Portfolio, the Current Advisory Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

                  BSAM is a wholly owned subsidiary of The Bear Stearns Companies Inc. The following persons are directors and/or senior officers of
BSAM: Mark A. Kurland, President, Chairman of the Board and Director; Robert S. Reitzes, Executive Vice President and Director; Doni L. Fordyce, Vice President, Chief Operating Officer and Director; Stephen A. Bornstein, Secretary; and Warren J. Spector and Robert M. Steinberg, Directors.

                  Advisory Fees. The following table shows the monthly fees that the Fund has agreed to pay BSAM for advisory services to the Portfolios, at the indicated annual percentage of the value of a Portfolio's average daily net assets.

              Portfolio                        Advisory Fee
              ---------                        ------------
              Money Market Portfolio               0.20%
              Income Portfolio                     0.45%
              High Yield Portfolio                 0.60%
              EMD Portfolio 1.00% of assets up to $50 million, 0.85% of assets between $50 million and $100 million and 0.55% of assets above $100 million

              S&P STARS Portfolio                  0.75%
              Focus List Portfolio                 0.65%
              Large Cap Portfolio                  0.75%
              Small Cap Portfolio                  0.75%
              Insiders Select Fund                 1.00%
              Balanced Portfolio                   0.65%
              International Equity Portfolio       1.00%


                  The Insiders Select Fund. The monthly fee that The Insiders Select Fund will pay BSAM will be adjusted monthly if the Portfolio's performance outperforms or underperforms the S&P MidCap 400 Index. This adjustment may increase or decrease the total advisory fee payable to BSAM by an annual rate of up to 0.50% of the value of the Portfolio" average daily net assets. The following table details this adjustment.

----------------------------------------------------------------------------------------------------------------
  Percentage Point Difference Between Designated Class                                  Performance
  Performance  (Net of Expenses Including Advisory Fees) and                             Adjustment     Ttotal
  Percentage Change in the S&P MidCap 400 Index                             Basic Fee      Rate (%)      Fee
----------------------------------------------------------------------------------------------------------------
  +3.00 percentage points or more                                             1.00%        0.50%        1.50%
----------------------------------------------------------------------------------------------------------------
  +2.75 percentage points or more but less than +3.00 percentage points       1.00%        0.40%        1.40%
----------------------------------------------------------------------------------------------------------------
  +2.50 percentage points or more but less than +2.75 percentage points       1.00%        0.30%        1.30%
----------------------------------------------------------------------------------------------------------------
  +2.25 percentage points or more but less than +2.50 percentage points       1.00%        0.20%        1.20%
----------------------------------------------------------------------------------------------------------------
  +2.00 percentage points or more but less than +2.25 percentage points       1.00%        0.10%        1.10%
  Less than +2.00 percentage points but more than -2.00 percentage points     1.00%          0%         1.00%
----------------------------------------------------------------------------------------------------------------
  -2.00 percentage points or less but more than -2.25 percentage points       1.00%        -0.10%       0.90%
----------------------------------------------------------------------------------------------------------------
  -2.25 percentage points or less but more than -2.50 percentage points       1.00%        -0.20%       0.80%
----------------------------------------------------------------------------------------------------------------
  -2.50 percentage points or less but more than -2.75 percentage points       1.00%        -0.30%       0.70%
----------------------------------------------------------------------------------------------------------------
  -2.75 percentage points or less but more than -3.00 percentage points       1.00%        -0.40%       0.60%
----------------------------------------------------------------------------------------------------------------
  -3.00 percentage points or less                                             1.00%        -0.50%       0.50%
----------------------------------------------------------------------------------------------------------------

                  The following table shows the investment advisory fees that the Portfolios paid to BSAM and the amounts that BSAM waived for the fiscal year ended March 31, 1999.

             Portfolio                               Paid               Waived
             ---------                               ----               ------
             Money Market Portfolio                  $33,827           $400,797
             Income Portfolio                             $0            $50,882
             High Yield Portfolio                    $25,136           $416,687
             EMD Portfolio                           $88,623           $335,209
             S&P STARS Portfolio                  $1,291,152           $716,763

             Insiders Select Fund                       $759           $321,688
             Large Cap Portfolio                          $0           $165,850
             Small Cap Portfolio                     $67,550           $400,694
             Focus List Portfolio                         $0            $63,550
             Balanced Portfolio                           $0           $101,976
             International Equity Portfolio               $0           $114,148

                  In addition, BSAM reimbursed the following amounts for the fiscal year ended March 31, 1999 in order to maintain applicable voluntary expense limitations.

                  Portfolio                                          Paid
                  ---------                                          ----
                  Money Market Portfolio                            $142,863
                  Income Portfolio                                  $299,061
                  High Yield Portfolio                              $121,391
                  EMD Portfolio                                     $137,134
                  Insiders Select Fund                               $42,908
                  Large Cap Portfolio                               $157,111
                  Small Cap Portfolio                                $28,865
                  Focus List Portfolio                              $218,241
                  Balanced Portfolio                                $224,243
                  International Equity Portfolio                    $157,011

                  In addition to the Fund, BSAM serves as investment adviser to the registered investment companies listed below.

 Name of Fund
 Managed Income                     Net Assets                 Amount of Annual
 Plus Fund, Inc.                    as of ________               Advisory Fee
 ---------------                    --------------             ----------------

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


                  Sub-Investment Advisory Agreement. Marvin & Palmer Associates, Inc. ("M&P") provides investment advisory services to the International Equity Portfolio pursuant to a Sub-Investment Advisory Agreement with BSAM dated September 8, 1997 (the "Current Sub-Investment Advisory Agreement"). The Current Sub-Investment Advisory Agreement had an initial term of one year from the date of execution and will continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Board or (ii) a vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act), provided that in either case its continuance also is approved by a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Fund, BSAM or M&P, by vote cast in person at a meeting called for the purpose of voting on such approval. The Board most recently approved the Current Sub-Investment Advisory Agreement on February 7,

2000. The Current Sub-Investment Advisory Agreement may be terminated without penalty, (i) by BSAM upon 60 days' notice to M&P, (ii) by the Board or by vote of the holders of a majority of the Portfolio's shares upon 60 days' notice to M&P, or (iii) by M&P upon not less than 90 days' notice to the Fund and BSAM. The Current Sub-Investment Advisory Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act). As compensation for M&P's services, BSAM has agreed to pay M&P a monthly fee calculated on an annual basis equal to 0.20% of the Portfolio's total average daily net assets to the extent the Portfolio's average daily net assets are in excess of $25 million and below $50 million at the relevant month end, 0.45% of the Portfolio's total average daily net assets to the extent the Portfolio's average daily net assets are in excess of $50 million and below $65 million at the relevant month end, and 0.60% of the Portfolio's total average daily net assets to the extent the Portfolio's average daily net assets are in excess of $65 million at the relevant month end.

                  The  table  below  gives  the  name,   address  and  principal
occupation of each director and principal executive officer of M&P.
                                                                     Principal
 Name              Address                Position with M&P          Occupation
 ----              -------                -----------------          ----------

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

                  Administration Agreement. Bear Stearns Funds Management Inc. ("BSFM"), a wholly owned subsidiary of The Bear Stearns Companies Inc., 575 Lexington Avenue, New York, New York 10022, provides certain administrative services to the Fund pursuant to the Administration Agreement with the Fund dated February 22, 1995, as revised April 11, 1995, June 2, 1997, September 8, 1997, February 4, 1998 and July 29, 1999. The Administration Agreement was last approved as of February 7, 2000 and thereafter will be subject to annual approval by (i) the Board or (ii) vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio, provided that in either event its continuance also is approved by a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Fund or BSFM, by vote cast in person at a meeting called for the purpose of voting on such approval. The Administration Agreement may be terminated without penalty on 60 days' notice by the Board or by vote of the holders of a majority of the Portfolio's shares or, upon not less than 90 days' notice, by BSFM. As to each Portfolio, the Administration Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

                  For administrative services, the Fund has agreed to pay BSFM a monthly fee at the annual rate of 0.15% of the average daily net assets of each Portfolio other than the Money Market Portfolio. The Fund has agreed to pay BSFM a monthly fee at the annual rate of 0.05% of the average daily net assets of the Money Market Portfolio. The following table shows the administration fees that the Portfolios paid to BSFM for the fiscal year ended March 31, 1999.

                  Portfolio                                           Paid
                  ---------                                           ----
                  Money Market Portfolio                            $108,656
                  Income Portfolio                                   $16,960
                  High Yield Portfolio                              $110,456
                  EMD Portfolio+                                          $0
                  S&P STARS Portfolio                               $401,582
                  Insiders Select Fund                               $68,666
                  Large Cap Portfolio                                $33,079
                  Small Cap Portfolio                                $99,413
                  Focus List Portfolio                               $14,665
                  Balanced Portfolio                                 $23,533
                  International Equity Portfolio                     $17,122

 + Prior to July 29,  1999,  BSAM  paid  BSFM this fee from its management fee.

                  Distribution  Plans.  Rule  12b-1  adopted  by the  SEC  under
Section 12 of the 1940 Act provides, among other things, that an investment company may bear expenses of distributing its shares only pursuant to a plan adopted in accordance with the Rule. The Board has adopted a distribution plan with respect to Class A, Class B and Class C shares (the "Current Distribution Plans"). Each Current Distribution Plan provides that it may not be amended to increase materially the costs which holders of a class of shares may bear pursuant to such Plan without approval of such affected shareholders and that other material amendments of the Plan must be approved by the Board, and by the Trustees who are neither "interested persons" (as defined by the 1940 Act) of the Fund nor have any direct or indirect financial interest in the operation of the Plan or in the related Plan agreements, by vote cast in person at a meeting called for the purpose of considering such amendments. In addition, because Class B shares automatically convert into Class A shares after eight years, the Fund is required by an SEC rule to obtain the approval of Class B as well as Class A shareholders for a proposed amendment to each Current Distribution Plan that would materially increase the amount to be paid by Class A shareholders under such Plan. Such approval must be by a "majority" of the Class A and Class B shares (as defined in the 1940 Act), voting separately by class. Each Current Distribution Plan and related agreement is subject to annual approval by such vote cast in person at a meeting called for the purpose of voting on such Plan. An amended and restated distribution plan was most recently approved on February 7, 2000. Each Current Distribution Plan may be terminated at any time by vote of a majority of the Trustees who are not "interested persons" and who have no direct or indirect financial interest in the operation of the Plan or in the Plan agreements or by vote of holders of a majority of the relevant class' shares. A Plan agreement may be terminated without penalty, at any time, by such vote of the Trustees upon not more than 60 days' written notice to the parties to such agreement or by vote of the holders of a majority of the relevant class' shares. A Plan agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

                  The following tables show the amounts that Class A, Class B and Class C shares of each Portfolio paid under (a) the relevant Current
Distribution  Plan,   including  amounts  paid  to

(i) broker-dealers, (ii) underwriters and (iii), if applicable, for advertising, printing, mailing prospectuses to prospective shareholders, compensation to sales personnel, and interest, carrying, or other financing charges ("Other Distribution"); and (b) the Shareholder Servicing Plan for personal services rendered to shareholders (see "Shareholder Servicing Plan"), for the fiscal year ended March 31 1999.

                                    Class A*

                                           Total        Broker-        Other
   Portfolio                              Payments      Dealers    Distribution
   ---------                              --------      -------    ------------
  Income Portfolio                         $15,836      $11,276         $4,560
  High Yield Portfolio                    $138,476      $13,924       $124,552
  EMD Portfolio                           $113,931      $86,913        $27,018
  S&P STARS Portfolio                     $682,524     $489,767       $192,757
  Insiders Select Fund                    $124,069      $83,259        $40,810
  Large Cap Portfolio                      $46,716      $33,523        $13,193
  Small Cap Portfolio                     $111,413      $87,549        $40,810
  Focus List Portfolio                     $21,863       $2,435        $19,428
  Balanced Portfolio                       $23,454       $2,672        $20,782
  International Equity Portfolio           $30,684       $3,611        $27,073

            *Class A shares made no payments to underwriters

                                    Class B*

                                           Total        Broker-
   Portfolio                              Payments      Dealers    Underwriters
   ---------                              --------      -------    ------------
  Income Portfolio                          $4,599          $36         $4,563
  High Yield Portfolio                    $148,999       $1,881       $147,118
  EMD Portfolio                            $12,295         $185        $12,110
  S&P STARS Portfolio                     $193,055       $2,594       $190,461
  Insiders Select Fund                     $63,310         $602        $67,708
  Large Cap Portfolio                      $12,841         $134        $12,707
  Small Cap Portfolio                      $21,972         $179        $21,793
  Focus List Portfolio                     $31,426         $896        $30,530
  Balanced Portfolio                       $14,094         $559        $13,535
  International Equity Portfolio           $26,946       $1,337        $25,609

            *Class B shares made no payments for other distribution.

                                    Class C*

                                           Total        Broker-
   Portfolio                              Payments      Dealers    Underwriters
   ---------                              --------      -------    ------------
  Income Portfolio                         $17,360      $11,983         $5,377
  High Yield Portfolio                    $183,211      $11,093       $172,118
  EMD Portfolio                            $33,433      $21,054        $12,379
  S&P STARS Portfolio                     $714,370     $510,458       $203,912
  Insiders Select Fund                    $130,390      $85,454        $44,936
  Large Cap Portfolio                      $55,531      $42,660        $12,871
  Small Cap Portfolio                     $151,596     $115,051        $36,545
  Focus List Portfolio                     $22,616       $3,367        $19,249
  Balanced Portfolio                        $9,368       $2,286         $7,082
  International Equity Portfolio           $25,834       $6,123        $19,711

          *Class C shares made no payments for other distribution.

                  Shareholder Servicing Plan. The Fund has adopted a shareholder servicing plan on behalf of Class A, Class B and Class C shares of the Portfolios (the "Current Shareholder Servicing Plan"). In accordance with the Current Shareholder Servicing Plan, the Fund may enter into agreements under which a Portfolio pays fees of up to 0.25% of the average daily net assets of a share Class for expenses incurred in connection with the personal service and maintenance of Portfolio shareholder accounts, responding to inquiries of, and furnishing assistance to, shareholders regarding ownership of the shares or their accounts or similar services not otherwise provided on behalf of the Portfolio. Prior to February 1999, service fees were paid through the distribution plan of Class A and Class C shares of the Income, Large Cap and Small Cap Portfolios.

                  Brokerage Commissions. The following table shows the total brokerage commissions that each Portfolio paid during the fiscal year ended March 31, 1999 (including the amount paid to Bear Stearns). The table also shows the percentage of total commissions paid to Bear Stearns and commissions paid as a percentage of total transactions. No brokerage commissions were paid by the Money Market or Income Portfolios.

--------------------------------------------------------------------------------------------------------
Portfolio                 Total Commissions     Commissions Paid to    % Paid to Bear      % of Total
                          Paid (including       Bear Stearns           Stearns             Transactions
                          commissions paid to
                          Bear Stearns)
--------------------------------------------------------------------------------------------------------
High Yield                      $3,600               $900                  25.00%               0.44%
--------------------------------------------------------------------------------------------------------
EMD                             $2,972                 $0                      0%               0.26%
--------------------------------------------------------------------------------------------------------
S&P STARS                     $780,970           $500,570                  64.10%               0.18%
--------------------------------------------------------------------------------------------------------
Insiders Select Fund          $161,821            $15,902                   9.83%               0.19%
--------------------------------------------------------------------------------------------------------
Large Cap                      $23,164             $1,602                   6.92%               0.14%
--------------------------------------------------------------------------------------------------------
Small Cap                     $120,832             $3,540                   2.93%               0.27%
--------------------------------------------------------------------------------------------------------
Focus List                     $23,472            $23,472                 100.00%               0.16%
--------------------------------------------------------------------------------------------------------
Balanced                       $12,605             $5,688                  45.12%               0.16%
--------------------------------------------------------------------------------------------------------
International Equity           $67,305               $259                   0.38%               0.24%
--------------------------------------------------------------------------------------------------------